ENVIROSTAR, INC.
2015 EQUITY INCENTIVE PLAN

NOTICE OF GRANT
AND
STOCK OPTION AGREEMENT

Notice is hereby given that you, the undersigned Participant, have been granted a nonqualified stock option (the “Stock Option”) to purchase the number of shares of Common Stock of EnviroStar, Inc. (the “Company”) set forth below (“Shares”) at the per Share exercise price set forth below, subject to the terms and conditions of the EnviroStar, Inc. 2015 Equity Incentive Plan (the “Plan”), and this Notice of Grant and Stock Option Agreement (collectively, this “Agreement”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

Participant:
Number of Shares: Exercise Price per Share:
Grant Date: Expiration Date:

Vesting Schedule:

By signing below, you accept this Stock Option grant and you hereby represent that you: (i) agree to the terms and conditions of this Agreement and the Plan; (ii) have reviewed the Plan and this Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; and (iv) agree to accept as binding, conclusive, and final all of the Committee’s decisions regarding, and interpretations of, the Plan and this Agreement, in accordance with the terms and conditions of the Plan.

AGREED TO AND ACCEPTED BY THE
PARTICIPANT:

Name:
Date:
Social Security No.:
Address:

ENVIROSTAR, INC.
2015 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

1.                  Grant of Stock Option. The Company has granted to you, the Participant, a Stock Option to purchase the number of Shares specified in the Notice of Grant on the preceding page (the “Notice of Grant”) at the per Share exercise price specified in the Notice of Grant, subject to the following terms and conditions. In consideration of such grant, you agree to be bound by the terms and conditions of this Agreement and of the Plan.

2.                  Vesting of Stock Option. The Stock Option shall become exercisable in accordance with the vesting schedule specified in the Notice of Grant. If the Participant ceases to serve as an officer, employee, director or consultant of the Company or its Subsidiaries for any reason whatsoever (whether due to death, Disability (as defined below), voluntary resignation, involuntary termination or any other reason) (a “Cessation”) prior to the date on which the Stock Option, or any portion thereof, becomes vested, then (a) the non-vested portion of the Stock Option will thereupon automatically terminate and be void and will not become exercisable and (b) the vested portion of the Stock Option will survive and be exercisable as follows:

(i)                 in the event of Cessation by reason of the Participant’s death or Disability (which, for all purposes of this Agreement, shall mean the permanent and total disability of the Participant as defined in Section 22(e)(3) of the Code), then until the earlier of (A) one (1) year after the date of Cessation and (B) the expiration date of the Stock Option specified in the Notice of Grant; and

(ii)               in the event of Cessation on account of any reason other than the Participant’s death or Disability, then until the earlier of (A) three (3) months after the date of Cessation and (B) the expiration date of the Stock Option specified in the Notice of Grant.

For the avoidance of doubt, a “Cessation” will not be deemed to occur so long as the Participant continues to serve as an officer, employee, director or consultant of the Company or any of its Subsidiaries or as a result of a change in status among officer, employee, director or consultant of the Company or any Subsidiary. Any question as to whether and when a Cessation has occurred shall be determined by the Committee, and its determination shall be final and binding.

3.                  Expiration of Stock Option. The Stock Option shall expire on the expiration date specified in the Notice of Grant, and may not be exercised after such date.

4.                  Restriction on Transfer. The Participant shall not sell, assign, pledge, exchange, hypothecate or otherwise transfer, encumbered or dispose of the Stock Option, or any portion thereof, whether or not vested.

5.                  Procedure for Exercise. The Stock Option may be exercised for the number of Shares specified in a written notice which has been executed by the Participant and delivered to the Company at least ten (10) days prior to the date on which purchase is requested, accompanied by full payment for the Shares with respect to which the Stock Option is being exercised, in the manner and subject to the terms and conditions set forth in the Plan. Notwithstanding the foregoing, the Stock Option may not be exercised at any time as to less than ten (10) Shares or the number of Shares subject to the vested portion of the Stock Option, whichever is fewer. If any applicable law, rule or regulation requires the Company to take any action with respect to the Shares specified in such notice or if any action remains to be taken under the Certificate of Incorporation or Bylaws of the Company, as they may be amended from time to time, to effect due issuance of the Shares, then the Company shall take such action and the day for delivery of such Shares shall be extended for the period necessary to take such action. The Participant shall not have any rights or privileges of a stockholder of the Company in respect of any of the Shares issuable upon exercise of the Stock Option, unless and until the Shares are issued to the Participant by the Company following valid exercise therefor.

6.                  Representations as to Purchase of Shares. As a condition of the Company’s obligation to issue Shares upon exercise of the Stock Option, if requested by the Company, the Participant shall, concurrently with the delivery of the stock certificate representing the Shares so purchased, give such written assurances to the Company, in form and substance reasonably requested by Company counsel, to the effect that the Participant is acquiring the Shares for investment and without any present intention of reselling or redistributing the same in violation of any applicable law, rule or regulation. If the Company elects to register, or has registered, the Shares under the Securities Act of 1933, as amended, and any applicable state laws, rules and regulations, then the issuance of such Shares shall not be subject to the aforementioned conditions contained in this Section 6.

7.                  Compliance with Applicable Law. The issuance of the Shares pursuant to the exercise of the Stock Option is subject to compliance with all applicable laws, rules and regulations, including, without limitation, laws, rules and regulations governing withholding from employees and nonresident aliens for income tax purposes.

8.                  General.

(a)                This Notice and Agreement shall be governed by and construed under the laws of the State of Florida, without regard to the conflicts of law principles thereof.

(b)               This Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the Stock Option granted to the Participant hereunder. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

(c)                Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, deposited with a reputable courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the Participant at the address set forth in the Notice of Grant or to the Company at its principal executive offices, or, in each case, to such other address as either party may specify in writing by like notice.

(d)               The rights of the Company under this Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Participant under this Agreement may only be assigned with the prior written consent of the Company, which may be granted, withheld, conditioned or delayed in the Company’s sole discretion.

(e)                The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f)                Nothing in this Agreement confers or will confer on the Participant any right with respect to continuance of employment or other service, nor will it interfere in any way with any right to terminate or modify the terms of the Participant’s employment or other service at any time.

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